UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41255	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue Bronx, NY		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Ponce Financial Group, Inc. (the “Company”), the holding company for Ponce Bank (the “Bank”), expects its first quarter net income and earnings per share to be adversely affected by a significant write-off and write-down related to its relationship with the FinTech startup company Grain Technologies, Inc. (“Grain”).

Grain’s product is a mobile application geared to the underbanked, minorities and new generations entering the financial services market.  In employing this mobile application, the Bank uses non-traditional underwriting methodologies to provide revolving credit to borrowers who otherwise may gravitate to using alternative non-bank lenders. Under the terms of its agreement with Grain, the Bank is the lender for Grain-originated microloans with credit lines currently up to $1,000 and, where applicable, the depository for related security deposits. Grain originates and services these microloans and is responsible for maintaining compliance with the Bank's origination and servicing standards, as well as applicable regulatory and legal requirements. If a microloan is found to be fraudulent, becomes 120 days delinquent upon 120 days of origination or defaults due to a failure of Grain to properly service the microloan, the Bank’s applicable standards for origination or servicing are deemed to have not been complied with and the microloan is put back to Grain, who then becomes responsible for the microloan and any related losses. The microloans put back to Grain are accounted for as an “other asset,” specifically referred to herein as the “Grain Receivable.”

The Bank, pursuant to its agreement with Grain, at December 31, 2021, had 59,180 microloans outstanding, net of put backs, with credit extensions aggregating $33.9 million. Of these microloans, the Bank estimates that 80 percent have been made in low- and low-to-moderate income census tracts with an estimated 56 percent made to minority borrowers.  At March 31, 2022, the Bank had 54,247 microloans outstanding, net of put backs, with an aggregate balance totaling $31.0 million and which were performing, in management’s opinion, comparably to similar portfolios. Under the agreement with the Bank, Grain earns origination and servicing fees based on the Bank’s earnings from the microloans. Since entering into the agreement with Grain in 2020 through March 31, 2022, the Bank has paid Grain $1.9 million in such fees. The Company also has directly invested $1.0 million in Grain.

Grain has been victimized by cyber fraud using synthetic and other forms of fraudulent identifications, a phenomenon that has become prevalent with FinTechs.  Since the beginning of its agreement with Grain through March 31, 2022, 24,719 microloans amounting to $17.0 million have been deemed to be fraudulent and put back to Grain, of which, as of March 31, 2022, $11.8 million remain outstanding in the Grain Receivable (inclusive of a $1.8 million reserve established as of December 31, 2021 by the Bank using a $1.8 million grant received from the U.S. Treasury Department’s Rapid Response Program to reduce the Grain Receivable at December 31, 2021 to $8.5 million, an amount management considered collectible at the time under the facts and circumstances then known).  Grain has agreed to apply at least 85% of origination and servicing fees received from the Bank as payment for the Grain Receivable, and, upon the completion of a series A financing, pay all amounts due on the Grain Receivable.  Although Grain has successfully held pre-series A fundraising rounds, including through April 30, 2022, Grain remains a pre-profit startup highly dependent on earnings from its relationship with the Bank, a new relationship with another financial institution, and further capital raises which may not materialize.  Accordingly, Grain’s ability to pay the Grain Receivable in the short term, taking into account current economic conditions and regulatory requirements, was considered.

Based on further investigation, evaluation and financial analysis during the first quarter of 2022, the Company has assessed the collectability of the $11.8 million remaining Grain Receivable and has determined that it is appropriate to write-off approximately $6.3 million and provide for an additional reserve of $1.7 million, after applying a $1.6 million security deposit set-off, leaving a net Grain Receivable balance of $2.2 million at March 31, 2022. This write-off and write-down is anticipated to negatively affect the Company’s pre-tax earnings by approximately $8.1 million and its net income by approximately $5.7 million, or approximately ($0.26) and ($0.26) per basic and diluted share, respectively, on an after-tax basis.  In arriving at the amounts to be written-off and written-down, the Company considered, among other things, the Bank’s right to offset security deposits associated with fraudulent loans, payments received from Grain subsequent to December 31, 2021, and the discounted net present value of future cash flows reasonably expected to be received by the Bank from Grain over the next 18 months, based on prior payments, and the Bank’s estimate for any additional incurred fraudulent identities in the Grain portfolio.  The Bank determined that a 12% discount rate was appropriate in calculating net present value of such payments.  In addition, the Bank has considered the likelihood of Grain prevailing in litigation it has instituted against a third party vendor where Grain is demanding damages resulting from fraudulent loans originated by Grain that were subject to the synthetic identifications that Grain’s vendor failed to identify.  Grain is presently conducting a capital raise in the form of a private placement of securities which has not been incorporated into the analysis.  Grain is also currently in the process of reviewing and affirming the compliance of the remaining loans in the portfolio, which may have additional fraudulent losses that are currently not estimable.

The Company continues to closely monitor its portfolio of consumer loans originated by Grain as well as Grain’s refinement of solutions for detecting and preventing cyber fraud in the application for microloans. The Company has requested, and Grain has agreed, that no new microloans be originated until further notice and that further extensions of credit to an existing microloan borrower only be made upon confirmation that such borrower is not fraudulent.  The Company also evaluates on a monthly basis the likelihood that Grain will be able to make payments on the Grain Receivable.  If, as a result of its continuing evaluation, the Company determines that Grain will not be able to make timely payments on the Grain Receivable or additional Grain originated microloans are found to be fraudulent, the Bank may be required to write-off some or all of the remaining value of the Grain Receivable, which could materially decrease the Company’s net income. Further, like other start-up companies, there is a higher level of risk that Grain may not be able to execute its business plan and may fail. In the event Grain were to cease operations, and although it has considered contingency plans, the Bank may have greater difficulty in servicing and collecting the microloan portfolio. In such a case, the level the Bank has provided for in its allowance for loan losses for its microloan portfolio may be inadequate and it may need to increase its provision for loan losses, which could materially decrease the Company’s net income. As a consequence of such events the Bank may determine it appropriate to terminate its relationship with Grain and the value of the Company’s equity investment in Grain could become impaired.

The Company intends to release full results for the quarter ended March 31, 2022 in its Form 10-Q to be filed with the Securities and Exchange Commission.

The information set forth in this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date: May 5, 2022	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer